CUMBERLAND PHARMACEUTICALS INC.
CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2009

Revenues:
Net product revenue	$10,612,781
Other revenue	101,525

Net revenues	10,714,306

Costs and expenses:
Cost of products sold	865,178
Selling and marketing	5,582,278
Research and development	951,559
General and administrative	2,424,145
Amortization of product license right	171,726
Other	25,985

Total costs and expenses	10,020,871

Operating income	693,435

Interest income	37,322
Interest expense	(342,720)

Income before income taxes	388,037

Income tax expense	(104,836)

Net income	283,201

Net loss at subsidiary attributable to noncontrolling interests	6,116

Net income attributable to Cumberland Pharmaceuticals Inc.	$289,317

Earnings per share attributable to common shareholders
– Basic	$0.01
– Diluted	$0.01
Weighted-average shares outstanding
– Basic	20,139,020
– Diluted	21,456,162

(1) Net product revenue was comprised of the following:
Acetadote	$8,117,526
Kristalose	2,465,255
Caldolor	30,000

$10,612,781

Non-GAAP Financial Information:

Three Months Ended
December 31, 2009

Net income	$289,317
Income tax expense	104,836
Depreciation & amortization	210,985
Interest (income) expense, net	305,398

EBITDA	910,536
Adjustments:
Non-cash stock compensation	161,102
Payroll taxes from stock option exercises	–
Caldolor milestone expenses	–

Adjusted EBITDA	$1,071,638